SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

________________________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ORUKA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

855 Oak Grove Avenue, Suite 100, Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2026

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Oruka Therapeutics, Inc., a Delaware corporation. The meeting will be held virtually on Tuesday, June 2, 2026 at 8:00 a.m. Pacific Time via live audio-only webcast at www.virtualshareholdermeeting.com/ORKA2026. The meeting will be held online only. You will be able to vote your shares electronically over the Internet and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Online check-in will begin at 7:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You may submit questions before the meeting by visiting www.proxyvote.com.

The Annual Meeting of Stockholders is being convened for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.      To elect the two Class II director nominees named in the Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.      To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Oruka Therapeutics, Inc. for its fiscal year ending December 31, 2026.

3.      To approve, on a non-binding, advisory basis, the compensation for our named executive officers.

4.      To conduct any other business properly brought before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting of Stockholders is April 7, 2026. Only stockholders of record at the close of business on that date will be entitled to notice of the meeting and to vote at the meeting.

Unless otherwise announced differently at the meeting or on the meeting website, in the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting of Stockholders to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting of Stockholders, the meeting chair or secretary will convene the meeting at 9:00 a.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of our website at orukatx.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held virtually on June 2, 2026 via live audio-only webcast at
www.virtualshareholdermeeting.com/ORKA2026

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT, AND “FOR” PROPOSALS 2 AND 3.

By Order of the Board of Directors
/s/ Paul Quinlan
Paul Quinlan
Corporate Secretary

Menlo Park, California

April 17, 2026

You are cordially invited to attend the meeting virtually. Whether or not you expect to attend the meeting virtually via live webcast, please complete, date, sign and return the proxy card or voting instruction form if sent to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote electronically during the meeting.

855 Oak Grove Avenue, Suite 100, Menlo Park, CA 94025

PROXY STATEMENT

The following information is a summary only and does not contain all the information that you should consider in connection with this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

•        Date and Time:    Tuesday, June 2, 2026 at 8:00 a.m. Pacific Time. Online check-in will begin at 7:45 a.m. Pacific Time and you should allow ample time for the check-in procedures.

•        Location:    The meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/ORKA2026.

•        Admission:    To attend the meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

•        Record Date:    April 7, 2026.

•        Proxy Mailing Date:    Beginning on or about April 17, 2026.

•        Stockholders as of the Record Date are entitled to notice of the Annual Meeting and to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Voting Matters

Stockholders are being asked to vote on the following matters:

PROPOSALS	VOTING STANDARD	BOARD VOTE RECOMMENDATION
1. Election of Directors	Plurality	FOR ALL of the two nominees
2. Ratification of the appointment of the independent registered public accounting firm	Majority of the shares present in person or represented by proxy and entitled to vote on the matter	FOR
3. Non-binding advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement	Majority of the shares present in person or represented by proxy and entitled to vote on the matter	FOR

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

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LEGAL MATTERS

Acquisition of Pre-Merger Oruka.    On August 29, 2024 (the “Merger Closing”), we completed our acquisition (the “Merger”) of Oruka Therapeutics, Inc. (“Pre-Merger Oruka”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of April 3, 2024 (the “Merger Agreement”). Following the transactions contemplated by the Merger Agreement, Pre-Merger Oruka merged with and into Atlas Merger Sub Corp., a wholly owned subsidiary of ARCA biopharma, Inc. (“ARCA”) and following that, Pre-Merger Oruka then merged with and into Atlas Merger Sub II, LLC (“Second Merger Sub”), with Second Merger Sub being the surviving entity. Second Merger Sub changed its corporate name to “Oruka Therapeutics Operating Company, LLC.” Pre-Merger Oruka was a pre-clinical stage biotechnology company that was incorporated on February 6, 2024. On August 29, 2024, we changed our name from “ARCA biopharma, Inc.” to “Oruka Therapeutics, Inc.” and our Nasdaq ticker symbol from “ABIO” to “ORKA”.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on June 2, 2026.    The Proxy Statement and Annual Report for the year ended December 31, 2025 are available at www.proxyvote.com.

Forward-Looking Statements.    The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices and executive compensation program and equity compensation utilization, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References.    Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks.    Oruka Therapeutics and the Oruka logo are trademarks of Oruka Therapeutics, Inc. Other names and brands may be claimed as the property of others.

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855 Oak Grove Avenue, Suite 100, Menlo Park, CA 94025

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

What is the purpose of these proxy materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Oruka Therapeutics, Inc. (“we,” “us,” “our,” “Oruka” or the “Company”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 2, 2026 at 8:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this proxy statement (the “Proxy Statement”).

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to provide access to our proxy materials over the Internet and have provided our stockholders with instructions on how to access the proxy materials in the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received.

Rules adopted by the Securities and Exchange Commission (“SEC”) allow us to provide access to our proxy materials over the Internet. Stockholders will have the ability to access the proxy materials on the website at www.proxyvote.com, or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice.

We intend to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting beginning on or about April 17, 2026.

Why are we holding a virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Additional information may be found at www.orukatx.com. Information on how to vote over the Internet before and during the Annual Meeting is discussed below.

How do I attend the Annual Meeting?

The Annual Meeting will be held virtually on June 2, 2026 at 8:00 a.m. Pacific Time via live audio-only webcast at www.virtualshareholdermeeting.com/ORKA2026. Stockholders of record as of the close of business on the Record Date (as defined below) are entitled to attend the Annual Meeting. To attend the meeting, stockholders of record will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name” and your voting instruction form indicates that you may vote those shares through www.proxyvote.com, then you may attend the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their broker, bank or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” to be able to attend or vote at the Annual Meeting. Online check-in will begin at 7:45 a.m. Pacific Time and you should allow ample time for the check-in procedures.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

How do I ask questions at the virtual Annual Meeting?

You may submit questions before the meeting by visiting www.proxyvote.com. During the Annual Meeting, you may only submit questions in the question box provided at www.virtualshareholdermeeting.com/ORKA2026. We will endeavor to respond to as many stockholder-submitted inquiries at the Annual Meeting as time allows that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

What if I cannot attend the Annual Meeting online?

You may vote your shares by proxy electronically before the meeting over the Internet or by telephone, or may vote your shares by proxy by sending a proxy card, as described below. You do not need to access the Annual Meeting to vote if you submitted your vote via proxy card, over the Internet or by telephone in advance of the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders at the close of business on April 7, 2026 (the “Record Date”), will be entitled to vote at the Annual Meeting. On the Record Date, there were 50,196,914 shares of our common stock issued and outstanding and entitled to vote. Shares of our preferred stock generally do not have voting rights and holders of our preferred stock are therefore not entitled to vote at the Annual Meeting.

Stockholders of Record: Shares Registered in Your Name

If on April 7, 2026, your shares were registered directly in your name with Oruka’s transfer agent, Computershare Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card, or vote by proxy over the telephone or over the Internet as instructed in the Notice, the proxy card or below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If at the close of business on April 7, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If your voting instruction form indicates that you may vote your shares through www.proxyvote.com, then you may attend the meeting and vote your shares over the Internet during the meeting with the 16-digit control number included in the voting instruction form provided by your broker, bank or other agent. If you do not have a 16-digit control number and wish to vote at the meeting, please contact your broker, bank or other nominee for instructions on how to vote.

What am I voting on?

There are three matters scheduled for a vote:

•        Election of two Class II director nominees named in the Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”);

•        Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Oruka for its fiscal year ending December 31, 2026 (“Proposal 2”); and

•        Non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (“Proposal 3”).

What if another matter is properly brought before the meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, to the extent permitted by SEC rules, on those matters in accordance with their best judgment.

What are the voting recommendations of the Board?

The Board recommends that you vote your shares “FOR ALL” of the two nominees in Proposal 1 and “FOR” Proposals 2 and 3.

How do I vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting online.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote over the Internet before or during the Annual Meeting, by telephone or by proxy. Whether or not you plan to attend the meeting, we urge you to vote as early as possible to ensure your vote is counted.

•        If you requested paper copies of the proxy materials, to vote using the proxy card, simply complete, sign, date and return the proxy card pursuant to the instructions on the card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct us to.

•        If you requested paper copies of the proxy materials, to vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 1, 2026, to be counted.

•        To vote over the Internet before the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on June 1, 2026, to be counted.

•        To vote over the Internet during the meeting, please visit www.virtualshareholdermeeting.com/ORKA2026 and have available the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a voting instruction form from that organization rather than from Oruka. Simply follow the voting instructions in the voting instruction form to ensure that your vote is counted. If your voting instruction form indicates that you may vote your shares through www.proxyvote.com, you may vote your shares over the Internet during the meeting with the 16-digit control number indicated on the voting instruction. If you do not have a 16-digit control number and wish to vote at the meeting please contact your broker, bank, or other nominee for instructions on how to vote.

How many votes do I have?

Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner and do not direct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, bank or other nominee is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers choose not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

What if I sign and return a proxy card or otherwise vote but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the stockholder of record and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are the beneficial owner and do not direct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee will only be able to vote your shares with respect to proposals considered to be “routine,” as described above under “What happens if I do not vote.”

Who is paying for this proxy solicitation?

We will pay for the cost associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse broker, bank or other nominee for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

What does it mean if I receive more than one Notice or proxy card?

If you receive more than one Notice or proxy card, your shares may be registered in more than one name or in different accounts. Please cast your vote with respect to each Notice or proxy card that you receive to ensure that all your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

Stockholder of Record: Shares Registered in Your Name

If you are the stockholder of record, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by telephone or over the Internet.

•        You may send a timely written notice that you are revoking your proxy to Oruka’s Corporate Secretary at 855 Oak Grove Avenue, Suite 100, Menlo Park, CA 94025.

•        You may attend the Annual Meeting online and vote over the Internet by visiting www.virtualshareholdermeeting.com/ORKA2026, using the 16-digit control number described above under “How do I attend the Annual Meeting.”

Your last submitted vote is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote at the meeting are present virtually or represented by proxy. On the Record Date, there were 50,196,914 shares outstanding and entitled to vote. Thus, the holders of 25,098,458 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you virtually attend the Annual Meeting and vote over the Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ORKA2026. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the chair of the meeting or the holders of a majority of shares of common stock present at the meeting, virtually or represented by proxy, may adjourn the meeting to another time or date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count (a) for Proposal 1, votes “FOR ALL” nominees, “WITHHOLD ALL” nominees, “FOR ALL Except” for any nominee you specify and broker non-votes, if any, (b) with respect to Proposal 2, votes “FOR,” “AGAINST,” and abstentions and (c) with respect to Proposal 3, votes “FOR,” “AGAINST,” abstentions and broker non-votes, if any.

How many votes are needed to approve each proposal?

•        Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” their election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” will be elected as directors. Only votes “FOR” will affect the outcome. Votes “WITHHELD” and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect other than for purposes of determining a quorum, as described above. Stockholders do not have cumulative voting rights for the election of directors.

•        Proposal 2: Ratification of Independent Auditor Appointment

The affirmative vote of the holders of at least a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” the matter. Proposal 2 is considered a routine matter and accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account on such proposal, brokers will be permitted to exercise their discretionary authority to vote on this proposal.

•        Proposal 3: Non-Binding Advisory Vote to Approve Named Executive Officer Compensation

The affirmative vote of the holders of at least a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Your vote on Proposal 3 is advisory, which means that the results are non-binding on us, our Board and its committees. Although non-binding, our Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding the compensation of our named executive officers.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our Certificate of Incorporation and Bylaws, the Board has fixed the number of directors constituting the Board at six. At the Annual Meeting, the stockholders will vote to elect the two Class II director nominees named in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified and until their earlier resignation or removal. Our Board has nominated Lawrence Klein and Chris Martin for election to our Board. Dr. Klein was appointed to the Board in August 2024 in accordance with the Merger Agreement while Mr. Martin was appointed to the Board in December 2025.

Our director nominees have indicated that they are willing and able to serve as directors. However, if either of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

Information Regarding Director Nominees and Continuing Directors

Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class II directors, who are up for election at this meeting for a term expiring at the 2029 Annual Meeting of Stockholders; two Class III directors, whose terms expire at the 2027 Annual Meeting of Stockholders; and two Class I directors, whose terms expire at the 2028 Annual Meeting of Stockholders.

Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below:

NAME	CLASS	AGE*	POSITION HELD WITH ORUKA
Carl Dambkowski(1)	I	41	Director
Peter Harwin(2)(3)	I	40	Director
Lawrence Klein	II	43	Chief Executive Officer and Director
Chris Martin(1)(2)	II	50	Director
Kristine Ball(1)(3)	III	54	Director
Samarth Kulkarni(2)(3)	III	47	Director and Chair

____________

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

(3)      Member of the Nominating Committee.

*        As of April 17, 2026

Class II Director Nominees

Lawrence Klein, Ph.D.    Dr. Klein has served as President and Chief Executive Officer and as a member of the board of directors of the Company since the Merger Closing and of Pre-Merger Oruka from February 2024 through the Merger Closing. Prior to joining Pre-Merger Oruka, Dr. Klein was a Partner at Versant Venture Management, LLC, a healthcare and biotechnology venture capital firm, from January 2023 to February 2024, where he invested in and helped to grow early-stage biotechnology companies. Prior to Versant, Dr. Klein served in various positions at CRISPR Therapeutics AG (Nasdaq: CRSP), a biopharmaceutical company, including Chief Operating Officer from January 2020 to October 2022, Chief Business Officer from January 2019 to January 2020, Senior Vice President, Business Development and Strategy from November 2017 to December 2018 and as Vice President, Strategy from February 2016 to November 2017, where he helped to initiate and execute on several transformative partnerships, establish the strategic direction of the company, oversee important pipeline programs and led several functions, including program and portfolio management. Before joining CRISPR, Dr. Klein was an Associate Partner at McKinsey & Company, a global management consulting firm, from October 2014 to February 2016. Dr. Klein served as a member of the board of directors of Dyne Therapeutics, Inc. (Nasdaq: DYN) from September 2019 to May 2023 and of Jasper Therapeutics, Inc. (Nasdaq: JSPR) from September 2021 to June 2023. Dr. Klein received his B.S. in biochemistry and physics from the University of Wisconsin-Madison and his Ph.D. in biophysics from Stanford University.

We believe Dr. Klein is qualified to serve as a member of the Board because of his business development, operational and senior management experience in the biotechnology industry and his academic expertise and accomplishments.

Chris Martin.    Mr. Martin has served as a member of the board of directors of the Company since December 2025. Mr. Martin, age 50, served as Chief Commercial Officer from January 2024 to October 2025 for Verona Pharma, a biopharmaceutical company, which was acquired by Merck & Co. in October 2025. As Chief Commercial Officer, Mr. Martin was responsible for building the commercial organization and launch strategy for the company’s first product launch. Mr. Martin previously served in other management positions at Verona, including Senior Vice President of Commercial from January 2022 to December 2023 and Vice President of Commercial from June 2020 and December 2022. Prior to Verona, he served as Executive Director of Marketing at SK Life Science, which is focused on developing novel therapeutics for central nervous system conditions, from March 2018 to June 2020. Mr. Martin was instrumental in developing the commercial and marketing strategy and the framework for launching their first commercial product. Until its acquisition by Melinta Therapeutics, Mr. Martin was Head of Marketing at Cempra where he led the development and launch strategy for the company’s first product. Prior to Cempra, he was at Salix Pharmaceuticals for 10 years in roles of increasing responsibility. Mr. Martin also is a member of the board of directors of Edgewise Therapeutics, Inc. (Nasdaq: EWTX). Mr. Martin received a Bachelor of Science in Financial Management from Clemson University.

We believe Mr. Martin is qualified to serve as a member of the Board because of his experience as a leader in building commercial organizations and commercializing biopharmaceutical products.

Class III Directors Continuing in Office

Kristine Ball.    Ms. Ball has served as a member of the board of directors of the Company since the Merger Closing and of Pre-Merger Oruka since May 2024 through the Merger Closing. Ms. Ball has served as President and Chief Executive Officer of Antiva Biosciences, Inc., a private biopharmaceutical company, since April 2023. Prior to Antiva, Ms. Ball served as Chief Executive Officer of Soteria Biotherapeutics, Inc., a private biotechnology company, from September 2020 to August 2022. Prior to joining Soteria, Ms. Ball served as Senior Vice President, Corporate Strategy and Chief Financial Officer of Menlo Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company, which later became VYNE Therapeutics Inc. (Nasdaq: VYNE), from September 2017 to March 2020, where she was responsible for leading all non-R&D functions, including strategic planning, corporate development, commercial, human resources, legal, finance and information technology. Prior to joining Menlo, Ms. Ball served as Chief Financial Officer and Senior Vice President of Relypsa, Inc., a Nasdaq-listed pharmaceutical company, which was later acquired by Galenica Group, from November 2012 to October 2016. Prior to Relypsa, Ms. Ball held various other finance roles in the life sciences industry, including Senior Vice President of Finance & Administration and Chief Financial Officer of KAI Pharmaceuticals, Inc., a biopharmaceutical company, and Vice President of Finance at Exelixis, Inc. (Nasdaq: EXEL), a biotechnology company. Prior to that, Ms. Ball served as a senior manager in the life sciences audit practice of Ernst & Young LLP. Ms. Ball has previously served on the boards of directors of Atreca, Inc. (Nasdaq: BCEL), a biopharmaceutical company, from 2020 to 2024, Soteria from 2020 to 2022 and Forty Seven, Inc. (Nasdaq: FTSV), a Nasdaq-listed biotechnology company, which was acquired by Gilead Sciences, Inc., from 2018 to 2020. Ms. Ball received a B.S. from Babson College.

We believe Ms. Ball is qualified to serve as a member of the Board because of her experience as an executive officer and director of life sciences companies and her background in finance, corporate development and strategic planning.

Samarth Kulkarni, Ph.D.    Dr. Kulkarni has served as Chair and a member of the board of directors of the Company since the Merger Closing and as a member of the board of directors of Pre-Merger Oruka from February 2024 through the Merger Closing. Dr. Kulkarni has served as the Chief Executive Officer of CRISPR Therapeutics AG (Nasdaq: CRSP), a biopharmaceutical company, since December 2017, where he has also served as a member and chair of the board of directors since June 2018 and September 2023, respectively. Previously, Dr. Kulkarni served as CRISPR’s President and Chief Business Officer from May 2017 to November 2017 and as Chief Business Officer from August 2015. Prior to joining CRISPR, Dr. Kulkarni was at McKinsey & Company, a global management consulting firm, from 2006 to 2015, with various titles, his most recent being Partner within the

Pharmaceuticals and Biotechnology practice. Dr. Kulkarni has also served as a member of the boards of directors of Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), Repare Therapeutics Inc. (Nasdaq: RPTX), and Centessa Pharmaceuticals plc (Nasdaq: CNTA). Dr. Kulkarni received a Ph.D. in Bioengineering and Nanotechnology from the University of Washington and a B. Tech. from the Indian Institute of Technology. Dr. Kulkarni has authored several publications in leading scientific and business journals.

We believe that Dr. Kulkarni is qualified to serve as a member of the Board because of his experience as a consultant and an executive in the biopharmaceutical industry and his academic expertise and accomplishments.

Class I Directors Continuing in Office

Carl Dambkowski, M.D.    Dr. Dambkowski has served as a member of the board of directors of the Company since the Merger Closing and of Pre-Merger Oruka from February 2024 through the Merger Closing. Dr. Dambkowski has served as the Chief Medical Officer of Apogee Therapeutics, Inc. (Nasdaq: APGE), a biotechnology company, since September 2022. Prior to joining Apogee, Dr. Dambkowski served as a strategic and clinical leader for a variety of companies, including as Chief Medical Officer of QED Therapeutics, Inc., a private biotechnology company, from July 2021 to September 2022; Chief Strategy Officer and EVP of Operations of Origin Biosciences, Inc., a private bioecology company, from March 2018 to June 2021; and Chief Medical Officer of Navire Pharma, Inc., a private biotechnology company, from January 2020 to September 2022, where he served as the clinical lead starting prior to IND for BBP-398 through the out licensing of the compound to Bristol-Myers Squibb based on initial clinical data and for low-dose infigratinib in achondroplasia through initial proof-of-concept data. He was part of the core team that brought TRUSELTIQ® (infigratinib) and NULIBRY® (fosdenopterin) through regulatory review and FDA approval at QED Therapeutics and Origin Biosciences, respectively. From July 2016 to March 2018, Dr. Dambkowski was an associate at McKinsey & Company, a global management consulting firm, where he advised biotech and pharmaceutical companies across the world on a range of research and development activities. Dr. Dambkowski co-founded Novonate, Inc., a private medical device company focused on building life-saving devices for neonates, in January 2015. Dr. Dambkowski has coauthored numerous peer-reviewed publications and scientific abstracts and is a named inventor on multiple published and granted patents. Dr. Dambkowski was trained as a physician at Stanford University, where he also received his M.D. with a concentration in bioengineering. He also received a B.A. (with honors) from Stanford University and an M.A. from Columbia University.

We believe Dr. Dambkowski is qualified to serve as a member of the Board because of his significant experience and innovations in the biotechnology industry and his academic expertise and accomplishments.

Peter Harwin.    Mr. Harwin has served as a member of the board of directors of the Company since the Merger Closing and of Pre-Merger Oruka from February 2024 through the Merger Closing. Mr. Harwin is a Founding Partner at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount Funds Management, Mr. Harwin was a member of the investment team at Boxer Capital, LLC, an investment fund that was part of the Tavistock Group, based in San Diego. Mr. Harwin also serves as chairman of the board of directors of Cogent Biosciences, Inc. (Nasdaq: COGT) and is a member of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE), Spyre Therapeutics, Inc. (Nasdaq: SYRE), Crescent Biopharma, Inc. (Nasdaq: CBIO), Damora Therapeutics, Inc. (Nasdaq: DMRA) and Paragon Therapeutics. Mr. Harwin served as a member of the board of directors of Viridian Therapeutics, Inc. (Nasdaq: VRDN) from October 2020 to March 2025. Mr. Harwin received a B.B.A. from Emory University.

We believe Mr. Harwin is qualified to serve as a member of the Board because of his experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE ABOVE

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as Oruka’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the appointment of PwC for ratification by our stockholders at the Annual Meeting. PwC has served as our auditor since the Merger Closing in 2024. Prior to the Merger Closing, PwC served as auditor of Pre-Merger Oruka. Representatives of PwC are expected to attend the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Neither Oruka’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of PwC as Oruka’s independent registered public accounting firm. However, the Audit Committee is submitting the appointment of PwC to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the selection, the Audit Committee will consider whether to retain PwC. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Oruka and its stockholders.

Principal Accountant Fees and Services

The following is a summary of the audit fees billed and expected to be billed for the indicated fiscal year to Oruka by PwC, Pre-Merger Oruka’s independent registered public accounting firm and Oruka’s independent registered public accounting firm on and after August 30, 2024, and the fees billed by PwC for all other services rendered during the indicated fiscal year. All services associated with such fees on and after August 30, 2024 were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Fiscal Year ended December 31, 2025	Fiscal Year ended December 31, 2024
Audit Fees(1)	$1,050,000	$1,928,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	2,000	2,000
Total	$1,052,000	$1,930,000

____________

(1)      Audit Fees consisted of fees and expenses covering the audit of our consolidated financial statements, reviews of our interim quarterly reports, accounting and financial reporting consultations, and the issuance of consents and comfort letters in connection with registration statement filings with the SEC.

(2)      Consists of fees for review of accounting system transition.

(3)      Consists of fees for professional services for tax compliance, tax advice and tax planning.

(4)      All Other Fees consist of all other services and fees billed for an annual subscription to PwC’s online resource library.

Pre-Approval Policies and Procedures

In connection with the Merger Closing, our Board and Audit Committee adopted a policy and procedures for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of our independent registered public accounting firm to perform other audit-related or non-audit services. The Audit Committee does not delegate its responsibility to pre-approve services performed by our independent registered public accounting firm to any member of management. The Audit Committee has delegated authority to the Audit Committee chair to pre-approve audit and non-audit services to be provided to us by our independent registered public accounting firm provided that the fees for such services do not exceed $100,000. Any pre-approval of services by the Audit Committee chair pursuant to this delegated authority must be reported to the Audit Committee at its next regularly scheduled meeting.

Recent Change in Independent Auditor

(a) Dismissal of Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) served as the independent registered public accounting firm of ARCA prior to the consummation of the Merger. On August 30, 2024, KPMG was dismissed as the independent registered public accounting firm of the Company. The decision to dismiss KPMG was approved by the Audit Committee.

The reports of KPMG on the consolidated financial statements of the Company for the fiscal year ended December 31, 2023 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During 2023, and the subsequent period from January 1, 2024 to August 30, 2024, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosures made in this section and requested KPMG to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of KPMG’s letter to the SEC dated September 5, 2024 regarding these statements was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024.

(b) Appointment of New Independent Registered Public Accounting Firm

PwC served as the independent registered public accounting firm of Pre-Merger Oruka prior to the consummation of the Merger. On August 30, 2024, the Audit Committee engaged PwC as the independent registered public accounting firm of the Company.

During ARCA’s two most recent fiscal years and the subsequent period from January 1, 2024 to August 30, 2024, neither ARCA nor anyone on its behalf consulted PwC regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on ARCA’s financial statements, and neither a written report nor oral advice was provided to ARCA that PwC concluded was an important factor considered by ARCA in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to indicate their support for our named executive officer compensation, as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view on compensation for our named executive officers. The say-on-pay vote is advisory and, therefore, not binding on us. Our Board and Compensation Committee value the opinions of our stockholders and review and consider the voting results when making decisions regarding our compensation program for our named executive officers. The say-on-pay vote is required pursuant to Section 14A of the Exchange Act.

Rationale and Scope of Proposal

Our Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•        attract and retain talented and experienced executives who strategically address our short-term and long-term needs;

•        align the interests of our executives with stockholders by motivating executives to focus on activities and objectives that increase stockholder value and reward executives when stockholder value increases;

•        compensate our executives in a manner that motivates them to manage our business to meet our short-term and long-term objectives and create stockholder value;

•        retain executives whose knowledge, skills and performance are critical to our success; and

•        foster a shared commitment among executives by aligning individual goals with those of the executive management team and our stockholders, while maintaining the highest standards of integrity, legal compliance, and patient safety in our research and development efforts.

We urge stockholders to read the “Executive Compensation” section of this Proxy Statement, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives. Our Compensation Committee and our Board believe that our policies and procedures are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to our ability to conduct our business in the manner best suited for our stockholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, programs and practices described in this Proxy Statement.

In accordance with SEC rules, and as a matter of good corporate governance, we ask stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of Oruka Therapeutics, Inc. approve, on an advisory basis, the compensation of the company’s named executive officers disclosed in the Summary Compensation Table and the related compensation tables, notes and narratives in the proxy statement for the company’s 2026 Annual Meeting of Stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at https://ir.orukatx.com/corporate-governance under “Governance Documents.”

Our Governance Structure and Philosophy

Our governance practices reflect the environment in which we operate and are designed to support our mission to develop novel biologics designed to set a new standard for the treatment of chronic skin diseases. Our mission is to offer patients suffering from chronic skin diseases like plaque psoriasis the greatest possible freedom from their condition by achieving high rates of complete disease clearance with dosing as infrequently as once or twice per year. Oruka is a reasonably newly public, pre-revenue clinical stage biotechnology company in an evolving industry, with a focus on developing our candidate pipeline through both business development and internal research efforts, and, like other companies in the biotechnology industry, faces extreme stock price and volume fluctuations that are often unrelated or disproportionate to our operating performance. With these business environment considerations in mind, the Board believes our current governance structure enables the management team to act with deliberation while protecting the interests of all stockholders and supporting long-term value creation. This structure includes the following elements:

•        Classified board:    Our directors serve three-year terms, with approximately 1/3 of the Board (instead of the entire Board) elected at each annual meeting. This helps to provide stability and continuity, permitting directors to develop and share institutional knowledge and focus on the long term, and encourages stockholders to engage directly with the Board and management team regarding significant corporate transactions.

•        Supermajority voting:    The voting standard for most items is a majority of shares present and entitled to vote on the proposal, but 2/3 of the outstanding shares are needed to amend certain provisions of our Certificate of Incorporation and Bylaws and remove directors. This helps protect against a small group of stockholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all stockholders.

•        Plurality voting for directors:    Our directors are elected by a plurality of votes cast (instead of a majority of votes cast), meaning the nominees with the most votes are elected. This helps avoid potential disruption to the Board and management team as a result of a “failed election.”

•        Stockholders cannot call special meetings or act by written consent:    Stockholders can propose business at each annual meeting (in accordance with our advance notice bylaws and Rule 14a-8) but cannot call a stockholder vote in between annual meetings or act by written consent. This helps avoid unnecessary diversion of Board and management time (potentially at the request of a limited number of stockholders acting to further short-term special interests) from executing on our long-term strategy.

Recognizing that the Company’s operating environment continues to evolve and that governance practices should not be static as a matter of course, the Board annually evaluates our governance structure to confirm it remains in the best interests of the Company and stockholders and values input from our stockholders on this topic.

Independence of the Board of Directors

Our Board has reviewed the independence of all directors in light of each director’s (or any family member’s, if applicable) affiliations with the Company and members of management, as well as significant holdings of our securities and all other facts and circumstances that the Board has deemed relevant in determining the independence of each director. The Board has determined that each of the directors other than Lawrence Klein, our current Chief Executive Officer, including Kristine Ball, Carl Dambkowski, Peter Harwin, Samarth Kulkarni and Chris Martin, qualify as “independent directors” as defined by the Nasdaq listing rules.

Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

All members of our Audit Committee, Compensation Committee and Nominating Committee must be independent directors under the Nasdaq listing rules. Members of the Audit Committee and Compensation Committee also must satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that all members of our Audit Committee, Compensation Committee and Nominating Committee satisfy the relevant independence requirements for such committees.

Diversity in Board Membership

Oruka actively seeks to achieve an appropriate level of diversity of perspectives, occupational and personal backgrounds in the membership of its Board and to assemble a broad range of skills, expertise and knowledge to benefit its business. The Nominating Committee and the full Board annually assess the composition of the Board, considering many dimensions, including industry experience, functional areas and skills (e.g., technology and finance), demonstrated leadership skills, character, independence, gender, geographic scope, public and private company experience, whether they are a member of an underrepresented community and director experience in the context of an assessment of the current and expected needs of the Board. The Nominating Committee reviews director candidates based on the Board’s needs as identified through this assessment and considering the factors above. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. Our Board includes directors with diverse gender and racial and ethnic backgrounds.

Board Leadership Structure

Our Board has designated Dr. Kulkarni to serve as Chair of the Board (“Chair”). Although our Bylaws do not require that we separate the Chief Executive Officer and Chair positions, our Board believes that having the positions be separate is the appropriate leadership structure for us at this time, as it helps facilitate independent Board oversight of management and allows the Chief Executive Officer to focus on strategy execution and managing the business while the Chair focuses on corporate governance and managing the Board.

Our Board recognizes that, depending on future circumstances, other leadership models, including combining the roles of Chief Executive Officer and Chair, may be appropriate and therefore periodically reviews its leadership structure. If a non-independent director serves as Chair, the independent directors will designate a lead independent director to preside at Board meetings in the Chair’s absence, lead executive sessions, serve as a liaison between the Chair and the independent directors, and perform such additional duties as the Board may determine. The independent directors meet regularly in executive sessions without management present to promote open and effective communication.

The Board believes that its programs for overseeing risk, as described under “Role of the Board in Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Oruka’s risks and focuses its oversight on the most significant risks facing Oruka and on Oruka’s processes to identify, prioritize, assess, manage and mitigate those risks. The Board regularly reviews information regarding Oruka’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing Oruka’s practices with respect to risk assessment and management and the risks related to our financial statements and financial reporting process, compliance and information technology and cybersecurity. The Compensation Committee is responsible for overseeing the management of risks relating to Oruka’s compensation policies and programs and human capital management practices. The Nominating Committee is responsible for overseeing the management of risks associated with director succession planning, the independence of the Board, potential conflicts of interest and other corporate governance practices. Our Board and its committees receive regular reports from members of Oruka’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.

Meetings of the Board

The Board met four times in 2025. During 2025, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served during the period in which he or she was on the Board or committee. We encourage each Board member to attend our annual stockholders’ meeting. A number of members of the Board attended our 2025 Annual Meeting of Stockholders.

Information Regarding Committees of the Board

Our Board has a separately designated Audit Committee, Compensation Committee and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at https://ir.orukatx.com/corporate-governance under “Governance Documents.”

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kristine Ball	Chair		X
Peter Harwin		X	Chair
Samarth Kulkarni		X	X
Cameron Turtle(1)	X	Chair
Chris Martin(2)	X	Chair
Carl Dambkowski	X
Total # of meetings in 2025	4	3	2

____________

(1)      Resigned from the Board and its committees effective December 11, 2025.

(2)      Appointed to the Board and its committees effective December 11, 2025.

Audit Committee

The primary responsibilities of the Audit Committee are to oversee our accounting and financial reporting processes, including the audits of the financial statements, and the internal and external audit processes. The Audit Committee also oversees the system of internal controls established by management and our compliance with legal and regulatory requirements. The Audit Committee is also responsible for the review, consideration and approval or ratification of related party transactions. The Audit Committee further oversees the independent auditors, including their independence and objectivity. The Audit Committee is empowered to retain outside legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities and to approve the fees and other retention terms of the advisors.

Ms. Ball qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.

Report of the Audit Committee of the Board of Directors1

Management is responsible for Oruka’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Oruka’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

____________

1        The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Oruka under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In this context, in 2026, the Audit Committee met, reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with management and PricewaterhouseCoopers LLP (“PwC”). The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in Oruka’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Kristine Ball (Chair)
Chris Martin
Carl Dambkowski

Compensation Committee

The primary responsibility of the Compensation Committee is to periodically review and approve the compensation and other benefits of our executive officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluating the performance of these officers considering the goals and objectives and setting or recommending to the Board the officers’ compensation. The Compensation Committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval, in addition to approving the grant of equity awards under those plans.

The Compensation Committee may delegate its duties and responsibilities to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even when the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Alpine Rewards LLC (“Alpine”) in 2025 to provide advice regarding the amount and form of executive and director compensation. The committee reviewed Alpine’s independence considering SEC rules and has affirmatively determined that the work performed by Alpine does not raise any conflict of interest. The committee did not receive any services from Alpine other than the compensation consulting services described above.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for engaging in succession planning for our Board, developing and recommending to the Board criteria for identifying and evaluating qualified director candidates and making recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. In addition, the Nominating Committee is responsible for overseeing corporate governance matters. The Nominating Committee is also responsible for overseeing the structure, composition and functioning of the Board and its committees.

Director Nomination Process

The Nominating Committee is responsible for, among other things, engaging in succession planning for directors and identifying qualified individuals to become members of the Board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and to assess the criteria that may be needed in the future, and identifying, reviewing the qualifications of and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates.

Criteria for Board Membership

In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:

•        Leadership:    experience serving in a leadership role of an organization, including driving strategy execution, organizational growth and managing human capital;

•        Finance & Accounting:    experience or expertise in finance, accounting, financial reporting processes and capital markets;

•        Biotechnology Industry:    experience and knowledge of the biotechnology industry, in particular regarding therapeutics for autoimmune and inflammatory diseases;

•        Clinical Development:    experience driving the development of therapeutics, including the design and management of clinical trials;

•        Drug Approval Planning/Commercialization:    experience driving the planning process for new drug approvals, including medical affairs, and managing commercialization operations for approved drug candidates, including product manufacturing, pricing, reimbursement, marketing and distribution;

•        Corporate Governance:    experience, whether currently or in the past, serving on other public company boards of directors;

•        Operations & Administration:    experience managing corporate operations, including in the areas of human resources, legal, regulatory, public relations and product quality;

•        Portfolio Management:    experience managing investments or driving business development, including collaborations, licensing transactions, M&A and joint ventures/partnerships; and

•        Science & Research:    expertise or research experience in scientific disciplines related to biotechnology (e.g., biology, chemistry, medicine).

In addition to the above, the Nominating Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.

In conducting this assessment, the Nominating Committee considers diversity as described under “Diversity in Board Membership” above. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to Oruka during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. The Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee also conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

Director Time Commitments

While Board members benefit from service on the boards of other companies and such service is encouraged, under the Board’s Corporate Governance Guidelines, directors are encouraged to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. At least annually, the Nominating Committee considers directors’ service on other boards, and directors should advise the chair of the Nominating Committee before accepting a seat on the board of another for-profit organization.

Stockholder Recommendations for Directors

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the way it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 855 Oak Grove Avenue, Suite 100, Menlo Park, CA 94025 by January 1 of the year in which such director is to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Oruka’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications

Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board oversees the Company’s stockholder engagement efforts.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website located at https://ir.orukatx.com/corporate-governance under “Governance Documents.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable rules. The Audit Committee is responsible for applying and interpreting the code in situations where questions are presented to it.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by our directors, officers and employees, and other covered persons, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing rules, as applicable.

As part of these policies and procedures, we prohibit any employee, director or other covered person from engaging in short sales, transactions involving publicly traded options or other derivative securities based on the Company’s securities, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the Company’s securities at any time.

Compensation Committee Interlocks

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Director Compensation

The following table provides information for the year ended December 31, 2025 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2025. Employees who served on our Board during 2025 did not receive additional compensation for such service:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Kristine Ball	60,000	153,067	213,067
Carl Dambkowski	47,500	153,067	200,567
Peter Harwin	56,000	153,067	209,067
Samarth Kulkarni	81,000	153,067	234,067
Cameron Turtle(3)	56,240	153,067	209,307
Chris Martin(4)	3,423	800,527	803,950

____________

(1)      These amounts are not cash compensation, but rather the aggregate fair value of the equity compensation granted to our non-employee directors during 2025. The aggregate fair value is computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K as filed with the SEC on March 12, 2026, regarding assumptions underlying valuation of equity awards. Each non-employee director was granted only one option award in 2025. See “Non-Employee Director Compensation Policy” below for a description of the option awards.

(2)      As of December 31, 2025, the following non-employee directors each held stock options covering the following aggregate numbers of shares:

Name	Outstanding Option Awards (Shares) (#)
Kristine Ball	111,782
Carl Dambkowski	111,782
Peter Harwin	17,500
Samarth Kulkarni	217,492
Cameron Turtle(3)	12,520
Chris Martin(4)	35,000

(3)      Resigned from the Board and its committees effective December 11, 2025.

(4)      Appointed to the Board and its committees effective December 11, 2025.

Non-Employee Director Compensation Program

Non-employee members of the Board are eligible to receive cash and equity compensation in accordance with our non-employee director compensation program. This program provides for the following annual cash retainers:

Annual Cash Retainer	$40,000
Annual Board Chair Retainer	$30,000
Audit Committee Retainers:
Chair	$15,000
Non-Chair Member	$7,500
Compensation Committee Retainers:
Chair	$12,000
Non-Chair Member	$6,000
Nominating Committee Retainers
Chair	$10,000
Non-Chair Member	$5,000

In connection with the Company’s annual meeting of stockholders, each member of the Board will receive an annual grant of stock options to purchase 17,500 shares of common stock, which will vest in equal monthly installments over 12 months so long as such director joined the Board prior to January 1 of the year in which such annual meeting occurs.

In addition, in connection with a non-employee director’s initial appointment to the Board, they will receive an initial grant of stock options to purchase 35,000 shares of common stock, which will vest in equal monthly installments over 36 months.

All members of the Board are also reimbursed for reasonable and documented out-of-pocket travel and lodging expenses incurred in connection with attending meetings and activities of the Board and its committees.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers, who are appointed by the Board and serve at the Board’s discretion, is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 17)	Position
Lawrence Klein	43	President, Chief Executive Officer and Director
Joana Goncalves	52	Chief Medical Officer
Paul Quinlan	63	General Counsel and Corporate Secretary
Laura Sandler	48	Chief Operating Officer
Arjun Agarwal	50	Senior Vice President, Finance and Treasurer

Lawrence Klein’s biography is included above under the section titled “Proposal 1 — Election of Directors.”

Joana Goncalves, MBChB.    Dr. Goncalves has served as the Chief Medical Officer of the Company since the Merger Closing and of Pre-Merger Oruka from April 2024 through the Merger Closing. Prior to joining Pre-Merger Oruka, Dr. Goncalves served as Chief Medical Officer of Cara Therapeutics, Inc. (Nasdaq: CARA), a biopharmaceutical company, from October 2018 to April 2024, where she was responsible for representing Cara Therapeutics in interactions with regulatory agencies, the investor and scientific communities and the board of directors, building multifunctional teams and developing the clinical development strategy in dermatological conditions. Prior to Cara, Dr. Goncalves held various positions at Celgene Corporation, a pharmaceutical company, which was later acquired by Bristol-Myers Squibb Company, from April 2014 to October 2018, where she most recently served as Vice President, Medical Affairs for Dermatology and Neurology and was instrumental in planning and executing medical support activities for a number of programs, including OTEZLA® for psoriasis. Prior to Celgene, Dr. Goncalves served as Vice President, Medical Strategy and Scientific Affairs at LEO Pharma Inc., the U.S. subsidiary of LEO Pharma A/S, a global healthcare company specializing in dermatology and critical care, from February 2012 to April 2014. She began her pharmaceutical career at Novartis Pharmaceuticals, working on a range of products across various therapeutic areas from 2001 to 2012. Dr. Goncalves received her MBChB from the University of Cape Town, South Africa.

Paul Quinlan.    Mr. Quinlan has served as General Counsel and Corporate Secretary of the Company since the Merger Closing and of Pre-Merger Oruka from April 2024 through the Merger Closing. Prior to joining Pre-Merger Oruka, Mr. Quinlan served as General Counsel, Chief Compliance Officer and Corporate Secretary of CymaBay Therapeutics, Inc., a biopharmaceutical company, from October 2020 to March 2024, where he was responsible for the general supervision of the company’s legal affairs. From December 2017 to February 2020, he served as General Counsel and Corporate Secretary of CymaBay, where he was responsible for the general supervision of the company’s legal affairs. Prior to CymaBay, Mr. Quinlan served as General Counsel and Secretary, from 2010 to January 2018, and Chief Legal Officer from 2016 to January 2018, of TerraVia Holdings, Inc., a biotechnology company, where he was responsible for the general supervision of the company’s legal affairs. Prior to joining TerraVia, Mr. Quinlan served as General Counsel of Metabolex, Inc., a biopharmaceutical company, from 2005 to 2010. Prior to joining Metabolex, Mr. Quinlan held various positions at Maxygen, Inc., a biopharmaceutical company, from 2000 to 2005. Prior to Maxygen, Mr. Quinlan practiced law at Cooley LLP and Cravath, Swaine, & Moore LLP. Mr. Quinlan received a law degree from Columbia Law School and an M.Sc. in Medical Biophysics from the University of Toronto.

Laura Sandler.    Ms. Sandler has served as Chief Operating Officer of the Company since July 2025. She was Senior Vice President of Operations of the Company from the Merger Closing through July 2025 and was Senior Vice President of Operations of Pre-Merger Oruka from March 2024 through the Merger Closing. Prior to joining Pre-Merger Oruka, Ms. Sandler was, from September 2023 to March 2024, the Senior Vice President of Strategic Operations at Kelonia Therapeutics, Inc., a biopharmaceutical company, and was responsible for program leadership, program management, and quality assurance. She was an independent biopharmaceutical consultant from July 2022 to August 2023. Prior to that, from March 2017 to June 2022, Ms. Sandler held various positions at CRISPR Therapeutics AG, a biopharmaceutical company, ending as Senior Vice President of Development Operations, where she was the head of clinical execution and development operations for the company. From September 2013 to March 2017, Ms. Sandler led the development operations team for the LyfgeniaTM program at bluebird bio, Inc., a biopharmaceutical company. Earlier in her career, she held roles in project management and clinical operations at Ventrus Biosciences Inc., Novartis, IQVIA, and Medlmmune. Ms. Sandler earned her master’s degree in public health from Boston University and has a bachelor’s degree from MIT.

Arjun Agarwal.    Mr. Agarwal has served as the Senior Vice President of Finance of the Company since the Merger Closing and of Pre-Merger Oruka from March 2024 through the Merger Closing. Prior to joining Pre-Merger Oruka, Mr. Agarwal served as VP of Finance at Jasper Therapeutics, Inc. (Nasdaq: JSPR), a biotechnology company, from June 2021 to March 2024, including through multiple financings and the company’s successful transition to become a publicly traded entity. At Jasper, Mr. Agarwal was responsible for overseeing the company’s finance and accounting functions. Before joining Jasper, Mr. Agarwal served as Vice President, Corporate Controller at Protagonist Therapeutics, Inc. (Nasdaq: PTGX), a biotechnology company, from August 2019 to June 2021, where he was responsible for overseeing the company’s finance and accounting functions. Prior to joining Protagonist, Mr. Agarwal served in various roles of increasing responsibility at McKesson Corporation (NYSE: MCK), an international healthcare services company, from 2009 to 2019. Prior to McKesson, Mr. Agarwal worked at PricewaterhouseCoopers LLP, where he managed a portfolio of audit clients. He is a graduate of Sydenham College of Commerce and Economics at Mumbai University, India. He is a Certified Public Accountant (CPA) and a Chartered Accountant accredited by the Institute of Chartered Accountants of India.

EXECUTIVE COMPENSATION

This section provides information regarding the compensation of our principal executive officer, Dr. Klein, and our two other highest paid executive officers who were serving as executive officers on December 31, 2025, Dr. Goncalves and Mr. Quinlan. These individuals are collectively referred to herein as the “NEOs” or “named executive officers.” We are a smaller reporting company, and the disclosures in this section reflect this status.

Name	Title
Lawrence Klein	Chief Executive Officer
Joana Goncalves	Chief Medical Officer
Paul Quinlan	General Counsel and Corporate Secretary

2025 Summary Compensation Table

The following table shows information regarding the compensation earned by the NEOs during the fiscal years ending December 31, 2025 and 2024, by our named executive officers.

Name and Principal Position(1)	Year	Salary ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Lawrence Klein	2025	624,000	2,275,390	446,160	10,500	3,356,050
Chief Executive Officer	2024	203,288	—	317,623	—	520,911

Joana Goncalves	2025	474,000	1,607,613	246,480	10,500	2,338,593
Chief Medical Officer	2024	155,854	—	162,132	—	317,986

Paul Quinlan	2025	474,000	1,607,613	246,480	10,500	2,338,593
General Counsel	2024	155,854	—	154,591	—	317,986

____________

(1)      The amounts reflected herein for 2024 for Drs. Klein and Goncalves and Mr. Quinlan do not include any compensation they received from Pre-Merger Oruka prior to the Merger.

(2)      Represents the aggregate fair value of options granted for each fiscal year. The options vest in equal monthly installments over forty-eight months from January 1 of the applicable year, subject to the optionee’s continued employment or service with Oruka. The options have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or services. The aggregate fair value is computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K as filed on March 12, 2026, regarding assumptions underlying our valuation of equity awards.

(3)      Amounts reported in this column represent the annual bonuses earned under the 2025 and 2024 annual bonus program, as described in more detail under “Narrative to Summary Compensation Table — Elements of Compensation — Annual Bonus Program” below.

(4)      Company matching contributions under the Oruka 401(k) plan.

Narrative Disclosure to Summary Compensation Table

In December 2024, our Compensation Committee adopted a compensation philosophy to frame future compensation decisions for the Company. Under this philosophy, compensation positioning is used to attract and retain key employees for the Company’s continued success and growth. While market data is helpful to the Compensation Committee in setting the compensation framework and guiding decisions, other factors such as Company strategy, stockholder feedback, tenure, performance and criticality are also considered. The compensation philosophy serves as the foundation to reinforce the Company’s business strategy and desired culture, while balancing internal and external alignment.

Peer Group

In July 2024, Pre-Merger Oruka, in consultation with Alpine, the Compensation Committee’s independent compensation consultant, established a peer group that focused on U.S.-based, pre-clinical or early clinical biopharma companies (with priority placed on companies with a similar therapeutic focus) with a market capitalization ranging from $250 million to $2 billion and less than 100 employees. The peer group, which was used in making compensation decisions in connection with establishing executive compensation for 2025, included the following companies (the “Peer Group”):

Apogee Therapeutics	Astria Therapeutics	Cabaletta Bio
CARGO Therapeutics	Celldex Therapeutics	Contineum Therapeutics
Entrada Therapeutics	Janux Therapeutics	Kymera Therapeutics
Kyverna Therapeutics	Lexeo Therapeutics	Longboard Pharmaceuticals
Lyell Immunopharma	Pliant Therapeutics	Prime Medicine
Spyre Therapeutics	Structure Therapeutics	Third Harmonic Bio

The Peer Group is reviewed periodically and may be adjusted over time to reflect changes in the Company’s size, stage of development, strategic focus and market capitalization, as well as changes in the peer companies themselves. While compensation of executive officers at companies included in the Peer Group is considered by the Compensation Committee in making its compensation decisions (the “Benchmark Analysis”), the Compensation Committee does not benchmark to any specific levels within the Peer Group for purposes of establishing the compensation levels for the Company’s named executive officers.

Elements of Compensation

Base Salaries

Our Compensation Committee recognizes the importance of base salary as an element of compensation to provide our executive officers with steady cash flow during the year that is not contingent on short-term variations in our corporate performance. The setting of base salaries also includes an evaluation of each individual’s job duties, responsibilities, performance and experience, as well as internal pay equity among the executive officer team. The Compensation Committee reviews base salaries at least annually and may recommend adjustment from time to time based on the results of that review. The Compensation Committee determines salary increases using a combination of relevant competitive market data, scope of responsibilities and assessment of individual performance.

The annual base salaries of Drs. Klein and Goncalves and Mr. Quinlan were established in connection with the consummation of their employment with Pre-Merger Oruka as a result of negotiations in the context of a competitive recruitment process and were adjusted in January 2025 to reflect merit adjustments. The annual base salaries as of December 31, 2025 for each of our NEOs were as follows: $624,000 for Dr. Klein and $474,000 for each of Dr. Goncalves and Mr. Quinlan.

Annual Bonus Program

We have an annual cash incentive plan under which cash incentives may be paid to each of our employees, including our executive officers, after the end of each calendar year. The Compensation Committee generally determines target bonuses based on Peer Group practices and each individual’s job duties. For 2025, the target bonuses for each NEO, were set as follows: 55% of base salary for Dr. Klein and 40% of base salary for each of Dr. Goncalves and Mr. Quinlan.

The Compensation Committee and the Board established the corporate goals and performance targets for the 2025 annual bonus program, which were heavily weighted toward advancing our clinical development programs, with a primary focus on ORKA-001 and ORKA-002. Key objectives included specified progress in the ORKA-001 Phase 2a clinical trial and the Phase 1 clinical trials for both ORKA-001 and ORKA-002. In addition to clinical milestones, the 2025 corporate goals also included initiatives focused on securing sufficient funding to support our operations and building an appropriately scaled and efficient workforce to advance our strategic objectives.

The Compensation Committee reviewed our achievement against our 2025 corporate goals and determined the achievement to have been 130% of target, based on the achievement of all the goals, with substantial overperformance on several of the goals.

Based on our corporate performance, the 2025 annual bonuses awarded to our continuing NEOs were as follows: $446,160 for Dr. Klein and $246,480 for each of Dr. Goncalves and Mr. Quinlan.

Long-Term Incentives

We intend our equity incentive program to reward longer-term performance and to align the interests and incentives of our executive officers with those of our stockholders. We also believe that our equity incentive program, which currently consists predominantly of time-based stock options (or, for certain grants by Pre-Merger Oruka, time-based compensatory warrants), is an important retention tool for our employees, including our NEOs. The Compensation Committee believes that stock options, which require increased stock price performance for value realization, create a key connection between the interests of the NEOs and stockholders.

The Board, with respect to Dr. Klein, and the Compensation Committee, with respect to Dr. Goncalves and Mr. Quinlan, determined the individual equity awards granted to our NEOs in 2025 after considering a number of factors, including each executive’s performance, role in achieving our current and future corporate objectives, anticipated difficulty of replacement, the competitive market for comparable positions, the retentive value of existing unvested equity holdings and internal equity among our senior management team. In addition, the Board and the Compensation Committee considered the 2025 Benchmark Analysis in informing their grant decisions and took into account Dr. Klein’s request that 50% of the equity award the Board would otherwise have granted to him be reallocated among the senior management team. Based on these considerations, the 2025 equity awards consisted of stock options to purchase 230,000 shares of our common stock for Dr. Klein and 162,500 shares for each of Dr. Goncalves and Mr. Quinlan, with each award vesting in equal monthly installments over four years beginning January 1, 2025.

Offer Letters

In connection with their appointments, we entered into offer letters with each of Dr. Klein, Dr. Goncalves and Mr. Quinlan, each of which was amended and restated as of October 3, 2024 (for Dr. Klein) or October 1, 2024 (for Dr. Goncalves and Mr. Quinlan) following the Merger (collectively, the “Offer Letters”). The Offer Letters provided for each NEO’s initial base salary, target annual bonus and initial equity incentive award. The Offer Letter with Dr. Klein also provided for periodic grants of stock options sufficient to maintain Dr. Klein’s ownership at approximately 5% on a fully-diluted basis until Oruka raised an aggregate of $200 million in financing, which obligations were fully satisfied prior to the consummation of the Merger.

Under the Offer Letters, the NEOs are eligible for certain payments or benefits upon certain terminations of employment, as described under “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control” below. The Offer Letter do not provide for tax gross-ups. Each of Dr. Klein, Dr. Goncalves and Mr. Quinlan is also party to our standard employee invention assignment, confidentiality and non-competition agreement, which, among other things, provides standard protections regarding our ownership of intellectual property, the confidentiality of our proprietary information, non-competition and non-solicitation.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding stock options, compensatory warrants and restricted stock held by each NEO as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Lawrence Klein						461,683	(2)	13,993,612
	678,547	949,966	(3)	7.80	7/14/2034
	52,708	177,292	(4)	12.50	1/21/2035
Joana Goncalves	91,734	133,329	(5)	6.84	5/6/2034
	79,830	116,662	(5)	7.80	7/14/2034
	37,240	125,260	(4)	12.50	1/21/2035
Paul Quinlan	95,234	133,329	(6)	6.84	5/6/2034
	41,665	58,331	(6)	7.80	7/14/2034
	37,240	125,260	(4)	12.50	1/21/2035

____________

(1)      The market value was determined by multiplying the number of shares by $30.31, the closing price of our common stock on December 31, 2025.

(2)      These restricted shares vest as to approximately 17,757 shares monthly through February 26, 2028, subject to Dr. Klein’s continued services to the Company.

(3)      These compensatory warrants vest as to 25% on April 3, 2025 and in equal monthly installments thereafter through April 3, 2028, subject to Dr. Klein’s continued services to the Company.

(4)      These stock options vest as to 1/48 of the underlying shares monthly from January 1, 2025, subject to the named executive officer’s continued services to the Company.

(5)      These stock options and compensatory warrants vest as to 25% on April 18, 2025 and in equal monthly installments thereafter through April 18, 2028, subject to Dr. Goncalves’ continued services to the Company.

(6)      These stock options and compensatory warrants vest as to 25% on April 30, 2025 and in equal monthly installments thereafter through April 30, 2028, subject to Mr. Quinlan’s continued services to the Company.

Additional Narrative Disclosures

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our employee benefit plans, including our health and welfare plans, term life insurance, disability insurance, and 401(k) plan, on the same basis as all other employees. During 2025, we provided matching contributions under the 401(k) plan equal to 100% of the first 3% of eligible compensation deferred by participants, subject to applicable legal limits, for all employees, including the NEOs.

We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of the Offer Letters, in the event any of the NEO’s employment is terminated by the Company without “cause” or as a result of a resignation for “good reason” (each, an “Involuntary Termination”), such NEO will, subject to the execution of a release in favor of the Company, receive: (i) severance payments equal to 12 months of base salary; (ii) Company-paid continuation coverage under the Company’s group health plans for up to 12 months; and (iii) in the case of Dr. Klein, accelerated vesting of 30% of any outstanding time-based equity. However, if the Involuntary Termination is within three months before or 12 months after a change in control of the Company, the NEO will instead receive: (A) severance payments equal to 1.0 times (or, for Dr. Klein, 1.5 times) the sum of the NEO’s base salary and target bonus; (B) Company-paid continuation coverage under the Company’s group health plans for up to 12 months (or, for Dr. Klein, up to 18 months); and (C) full acceleration of all equity awards. In addition, upon a NEO’s separation due to the death or disability, the NEO’s equity awards will accelerate in full.

As used in the Offer Letters:

•        “Cause” generally means the NEO’s (i) dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in material harm to the Company; (ii) conviction or plea of no contest to a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) failure to perform his or her duties or responsibilities, subject to a 30-day cure period; (iv) gross negligence, willful misconduct that results in or is reasonably anticipated to result in material harm to the Company; or (v) violation of any material provision of any agreement with the Company or any written Company policies.

•        “Good reason” generally means (i) a material diminution in the named executive officer’s base salary or target bonus (excluding across-the-board reductions of less than 10%); (ii) a material geographic relocation or requirement to change the named executive officer’s remote work location; (iii) a material reduction in the named executive officer’s duties, authority or responsibilities; (iv) the failure of the Company to obtain the assumption of the Offer Letter by a successor; or (v) the material breach of any agreement between the NEO and the Company, in each case, subject to standard notice and cure periods.

Clawback Policy

We maintain a Compensation Recoupment (Clawback) Policy, which is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. If the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the covered executive, including the NEOs, otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Equity Grant Practices

Following the Merger, we generally grant annual equity awards in January of each year. We also grant equity as new hire awards, generally as of their date of employment commencement. During 2025 we only made equity awards through stock options. Beginning in 2026 we are providing annual equity awards and new hire equity awards through both stock options and restricted stock units. Employees, including the NEOs, may enroll to purchase shares under the terms of our 2024 Employee Stock Purchase Plan, as amended (the “ESPP”), with purchase dates generally occurring in June and December of each year using payroll deductions accumulated during the prior six-month period. During 2025, neither the Board nor the Compensation Committee took material nonpublic information into account when determining the timing and terms of stock options, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Pay Versus Performance

Our Compensation Committee approves and administers our executive compensation program to align executive compensation with stockholder interests by linking pay to performance. Our overall compensation program includes a mix of short-term and long-term components through our annual cash incentive plan and our equity incentive awards. As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our NEOs and certain aspects of our financial performance. We are a smaller reporting company pursuant to Rule 405 of the Securities Act and, as such, are only required to include information for the past three fiscal years in the table below.

Pay Versus Performance Table

Year	Summary Compensation Table Total for Mr. Bristow ($)(1)	Summary Compensation Table Total for Mr. Keuer ($)(1)	Summary Compensation Table Total for Dr. Klein ($)(1)	Compensation Actually Paid to Dr. Bristow ($)(3)	Compensation Actually Paid to Mr. Keuer ($)(3)	Compensation Actually Paid to Dr. Klein ($)(3)	Average Summary Compensation Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Stockholder Return Based on Initial Fixed $100 Investment ($)(4)	Net Income ($ in thousands)(5)
2025	N/A	N/A	3,356,050	N/A	N/A	16,022,952	2,338,593	5,414,235	106.57	(105,433)
2024	510,416	853,520	520,911	518,016	848,453	44,698,284	461,678	3,718,227	99.68	(83,724)
2023	358,800	N/A	N/A	290,864	N/A	N/A	361,937	323,666	71.73	(5,339)

____________

(1)      During years 2023, 2024 and 2025, the following individuals served as “principal executive officer” during the time periods set forth below:

Name	Dates as PEO During 2023 through 2025
Dr. Michael Bristow	January 1, 2023 through April 3, 2024
Thomas Keuer	April 3, 2024 through August 29, 2024
Dr. Lawrence Klein	August 29, 2024 through December 31, 2025

The dollar amounts reported in these columns represent the amount of total compensation reported for each of Drs. Klein and Bristow and Mr. Keuer (collectively, our “PEOs”) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to “Executive Compensation-Summary Compensation Table” above.

(2)      The dollar amounts reported in this column represent the average amount of total compensation reported for our NEOs as a group (excluding our PEOs) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to “Executive Compensation-Summary Compensation Table” above. The names of each NEO included for these purposes in each applicable year are as follows:

Year	Non-PEO NEOs
2025	Dr. Joana Goncalves, and Paul Quinlan
2024	Dr. Joana Goncalves, Paul Quinlan, and C. Jeffrey Dekker
2023	Thomas A. Keuer and C. Jeffrey Dekker

(3)      The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our PEOs or our NEOs as a group (excluding our PEOs), as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table, adjusted as shown below for 2025. Except as noted below, equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs during the applicable fiscal year.

	Dr. Bristow		Mr. Keuer	Dr. Klein		Average Non-PEO NEOs
	2023	2024	2024	2024	2025	2023	2024	2025
Summary Compensation Table Total	$358,800	$510,416	$853,520	$520,911	$3,356,050	$361,937	$461,678	$2,338,593
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	—	$(39,676)	$(22,484)	—	$(2,275,390)	—	$(8,316)	$(1,607,613)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year(a)	—	—	—	$44,177,373	$4,631,919	—	$3,257,026	$3,272,535
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$(45,283)	—	—	—	$14,775,225	$(15,718)	—	$2,272,225

	Dr. Bristow		Mr. Keuer	Dr. Klein		Average Non-PEO NEOs
	2023	2024	2024	2024	2025	2023	2024	2025
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year(b)	$(22,653)	$65,304	$24,059	—	$(4,464,852)	$(22,553)	$7,839	$(861,505)
Less, prior year-end fair value for any equity awards forfeited in the year	—	$(18,038)	$(6,642)	—	—	—	—	—
Compensation Actually Paid	$290,864	$518,016	$848,453	$44,698,284	$16,022,952	$323,666	$3,718,227	$5,414,235

____________

(a)      For Dr. Klein and the average non-PEO NEOs as a group for 2024, includes the value of awards granted during 2024 by Pre-Merger Oruka that were assumed by the Company in connection with the Merger but that are not reflected in the Summary Compensation Table.

(b)      For Dr. Bristow and Mr. Keuer and the average non-PEO NEOs as a group for 2024, the value as of the vesting date of the ARCA stock options that were accelerated and cashed out in connection with the Merger is based on the actual cash amount paid (representing the difference between $3.9489 and the applicable per share exercise price).

(4)      Cumulative total stockholder return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and (ii) the difference between our stock price at the end of the applicable measurement period and the beginning of the measurement period by (b) our stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2022.

(5)      The dollar amounts reported for 2023 represent the amount of net income (loss) reflected in ARCA’s audited financial statements for 2023. The dollar amount reported for 2024 represents the amount of net income (loss) reflected in our audited financial statements for the period from February 6, 2024 (inception) to December 31, 2024, as reported in our Annual Report on Form 10-K and the dollar amount reported for 2025 represents the amount of net income (loss) reflected in our audited financial statements for 2025, as reported in our Annual Report on Form 10-K.

Analysis of Information Presented in the Pay Versus Performance Table

The information presented in the Pay Versus Performance table reflects different entities across the covered periods. The information for 2023 relates exclusively to ARCA, the information for 2024 reflects a combination of Pre-Merger Oruka, ARCA and the Company following the Merger, and the information for 2025 relates exclusively to the Company. Accordingly, compensation actually paid to Dr. Bristow for each year and to Mr. Keuer in 2024 relates to ARCA, while compensation actually paid to Dr. Klein reflects compensation following the Merger (and, for 2024, includes the year-end value of equity awards granted by Pre-Merger Oruka).

From 2023 to 2024, compensation actually paid to Dr. Bristow and Mr. Keuer (who was included as a non-PEO NEO in 2023) increased, generally aligning with the increase in TSR over such period, primarily due to the effect of stock price performance on the valuation of equity awards.

Compensation actually paid to Dr. Klein and the non-PEO NEOs for 2024 was significantly influenced by the year-end fair value of equity awards granted by Pre-Merger Oruka during 2024, which are not reflected in the Summary Compensation Table total and therefore do not have an offsetting reduction. This resulted in elevated compensation actually paid amounts for 2024 relative to other periods. While TSR performance as of December 31, 2024 positively impacted the value of these awards, the magnitude of compensation actually paid for 2024 primarily reflects these one-time valuation effects rather than a direct or consistent relationship with TSR.

From 2024 to 2025, compensation actually paid to Dr. Klein decreased significantly, while TSR increased over such period. The elevated compensation actually paid in 2024 was primarily attributable to the year-end fair value of equity awards granted by Pre-Merger Oruka. In contrast, compensation actually paid for 2025 was driven by (i) changes in the fair value of outstanding equity awards and (ii) the year-end fair value of equity awards granted during 2025, reflecting a more typical level of equity-based compensation following the one-time impacts in 2024. Although the increase in TSR during 2025 positively affected the valuation of these awards, compensation actually paid is not otherwise directly correlated with TSR as a performance measure, aside from the impact of stock price on equity award valuations.

Neither TSR nor net income (loss) was used as a direct performance measure in our executive compensation program for any of the periods presented. Accordingly, there is no direct relationship between compensation actually paid and net income (loss) in any year.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to all our equity compensation plans in effect as of December 31, 2025.

	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
2024 Stock Incentive Plan	2,783,132	$15.28	4,600,217	(1)
2024 Employee Stock Purchase Plan	—	—	975,922	(2)
2024 Equity Incentive Plan(3)	1,167,826	$6.27	—
Equity Compensation Plans Not Approved by Security Holders:
Non-Plan Compensatory Warrants(4)	3,029,510	$7.80	—
Total	6,980,468	$10.53	5,576,139

____________

(1)      The 2024 Stock Incentive Plan (the “2024 SIP”) provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year through and including January 1, 2034 equal to (a) 5% of number of issued and outstanding shares of common stock plus outstanding preferred stock and shares underlying unexercised pre-funded warrants on an as-converted basis (collectively, “Shares Outstanding”) on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the Compensation Committee each year. Pursuant to this provision, the number of shares available for issuance under the 2024 SIP increased by 3,354,715 shares on January 1, 2026.

(2)      The 2024 Employee Stock Purchase Plan provides for an automatic annual increase in the number of shares reserved for issuance thereunder on January 1 of each year through and including January 1, 2034, equal to (a) 1% of the number of Shares Outstanding on December 31 of the immediately preceding year or (b) a lesser amount as approved by the Compensation Committee each year. Pursuant to this provision, the Compensation Committee approved a lesser amount of zero for the increase to be effective on January 1, 2026.

(3)      Stock options granted by Pre-Merger Oruka under the 2024 Equity Incentive Plan were assumed by the Company in connection with the Merger. No further awards may be made under the 2024 Equity Incentive Plan.

(4)      Non-plan compensatory warrants granted by Pre-Merger Oruka were assumed by the Company in connection with the Merger. No further non-plan compensatory warrants are expected to be granted.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of February 15, 2026.

•        each person or group of affiliated persons, who is known by us to be the beneficial owner of more than 5% of common stock;

•        each of our directors and nominees;

•        each of our named executive officers; and

•        all of our current directors and executive officers as a group.

The column entitled “Percentage of Shares Outstanding Beneficially Owned” is based on a total of 49,096,889 shares of our common stock outstanding as of February 15, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this table are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Oruka Therapeutics, Inc., 855 Oak Grove Ave., Suite 100, Menlo Park, CA 94025.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding Beneficially Owned
5% Stockholders:
Entities affiliated with Fairmount Funds Management LLC(1)	11,162,741	19.99%
FMR LLC(2)	7,261,384	14.79%
Entities affiliated with Venrock Healthcare Capital Partners(3)	4,909,619	9.99%
Entities affiliated with BlackRock, Inc.(4)	3,175,483	6.47%
Entities affiliated with Viking Global Investors LP(5)	2,666,690	5.43%

Named Executive Officers and Directors:
Lawrence Klein(7)	1,354,020	2.71%
Joana Goncalves(8)	253,804	*
Paul Quinlan(9)	218,371	*
Samarth Kulkarni(10)	143,149	*
Peter Harwin(1)	11,162,741	19.99%
Carl Dambkowski(11)	179,695	*
Kristine Ball(12)	59,760	*
Chris Martin(13)	3,889	*
All current executive officers and directors as a group (10 persons)(14)	13,728,398	23.49%

____________

*        Less than 1%.

(1)     Based on the Schedule 13D/A filed with the SEC on September 19, 2025. Consists of (i) (A) 1,131,954 shares of common stock, (B) 1,253,572 shares of common stock issuable upon the exercise of pre-funded warrants and (C) 6,203,907 shares of common stock issuable upon conversion of 74,447 shares of Series B Preferred Stock held by Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”) and (ii) 2,573,308 shares of common stock held by Fairmount Healthcare Co-Invest III L.P. (“Fairmount Fund III”). Excludes (i) 4,044,092 shares of common stock issuable upon the exercise of the pre-funded warrants and (ii) 5,224,242 shares of common stock issuable upon the conversion of 62,691 shares of Series B Preferred

Stock. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99% and the shares of Series B Preferred Stock are subject to a beneficial ownership limitation of 19.99%, which such limitations restrict Fairmount Funds Management LLC (“Fairmount”) and its affiliates from exercising that portion of the warrants and converting those shares of preferred stock that would result in Fairmount and its affiliates owning, after exercise or conversion, a number of shares of common stock in excess of the applicable ownership limitation. At such time as Fairmount and its affiliates beneficially own 9.0% or less of the shares of common stock, the beneficial ownership limitation applicable to the shares of Series B Preferred Stock will automatically reduce to 9.99%. Fairmount serves as investment manager for Fairmount Fund II and Fairmount Fund III. Fairmount Fund II and Fairmount Fund III have delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in Fairmount Fund II and Fairmount Fund III’s portfolios. Because Fairmount Fund II and Fairmount Fund III have divested themselves of voting and investment power over the securities they hold and may not revoke that delegation on less than 61 days’ notice, Fairmount Fund II and Fairmount Fund III disclaim beneficial ownership of the securities they hold. As managers of Fairmount, Peter Harwin and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fairmount Fund II and Fairmount Fund III. Fairmount, Peter Harwin and Tomas Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities and individuals listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(2)      Based on information contained in a Form 13F-HR filed with the SEC on February 17, 2026 for the period ending December 31, 2025. All of the shares listed in the table above are owned by funds or accounts managed by direct or indirect subsidiaries of FMR LLC, all of which shares are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)      Based on a Schedule 13G/A filed with the SEC on November 14, 2025. Consists of (i) 856,747 shares of common stock and pre-funded warrants exercisable for up to 158,157 shares of common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP3”), (ii) 85,816 shares of common stock and pre-funded warrants exercisable for up to 15,819 shares of common stock held by VHCP Co-Investment Holdings III, LLC (“VHCPCo3”), and (iii) 3,205,865 shares of common stock and pre-funded warrants exercisable for up to 587,215 shares of common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCPEG”). Excludes 172,458, 17,249 and 640,311 shares of common stock issuable upon the exercise of the pre-funded warrants held by VHCP3, VHCPCo3 and VHCPEG, respectively. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict Venrock Healthcare Capital Partners and its affiliates from exercising that portion of the warrants that would result in Venrock Healthcare Capital Partners and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable ownership limitation. VHCP Management III, LLC (“VHCPM3”) is the sole general partner of VHCP3 and the sole manager of VHCPCo3. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCPEG. As voting members of VHCPM3 and VHCPM EG, Dr. Bong Koh and Nimish Shah may be deemed beneficial owners of any securities beneficially owned by VHCPM3 and VHCPM EG. The principal business address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(4)      Based solely on a Schedule 13G filed by BlackRock, Inc. on January 21, 2026, reporting sole power to vote 3,128,050 shares, sole power to dispose of 3,175,483 shares, shared power to vote no shares, and shared power to dispose of no shares as of December 31, 2025. Reflects the securities beneficially owned, or deemed to be beneficially owned, by certain business units of BlackRock, Inc. and its subsidiaries and affiliates. The principal business address of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.

(5)      Based on a Schedule 13G/A filed with the SEC on September 24, 2025. Consists of (i) 1,600,014 shares of common stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP (“VGOP”) and (ii) 1,066,676 shares of common stock held by Viking Global Opportunities Drawdown (Aggregator) LP (“VGOD”). VGOP has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Viking Opportunities GP”) and by Viking Global Investors LP (“VGI”), which provides managerial services to VGOP. VGOD has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Drawdown Portfolio GP LLC (“Drawdown GP”) and by VGI, which provides managerial services to VGOD. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Global Opportunities Parent GP LLC, the sole member of Viking Global Opportunities GP LLC (which is the sole member of Viking Opportunities GP) and Viking Global Opportunities Drawdown GP LLC (which is the sole member of Drawdown GP), have shared authority to direct the voting and disposition of investments beneficially owned by (i) VGI and Viking Opportunities GP and (ii) VGI and Drawdown GP. The principal business address of each of these persons and entities is 600 Washington Boulevard, Floor 11, Stamford, CT 06901.

(7)      Includes (i) 408,412 shares of common stock, (ii) 4,794 shares of common stock issuable upon the vesting of restricted stock units within 60 days of the date of this table, (iii) 35,514 shares of common stock underlying restricted stock awards that vest within 60 days of the date of this table and (iv) 905,300 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the date of this table. Does not include 71,907 shares of common stock issuable upon the vesting of restricted stock units that vest after such date nor 408,412 shares of common stock underlying restricted stock awards that vest after such date.

(8)      Includes (i) 1,518 shares of common stock, (ii) 2,031 shares of common stock issuable upon the vesting of restricted stock units within 60 days of the date of this table and (iii) 250,255 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the date of this table. Does not include 30,469 shares of common stock issuable upon the vesting of restricted stock units that vest after such date.

(9)      Includes (i) 2,031 shares of common stock issuable upon the vesting of restricted stock units within 60 days of the date of this table and (ii) 216,340 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the date of this table. Does not include 30,469 shares of common stock issuable upon the vesting of restricted stock units that vest after such date.

(10)    Includes 143,149 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the date of this table.

(11)    Includes (i) 116,483 shares of common stock and (ii) 63,212 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the date of this table.

(12)    Includes 59,760 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the date of this table.

(13)    Includes 3,889 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the date of this table.

(14)    See notes (1), (7), (8), (9), (10), (11), (12) and (13) above. Also includes (i) 95,861 shares of common stock, (ii) 3,125 shares of common stock issuable upon the vesting of restricted stock units within 60 days of the date of this table, (iii) 8,878 shares of common stock underlying restricted stock awards that vest within 60 days of the date of this table and (iv) 245,105 shares of common stock issuable upon the exercise of stock options that vest within 60 days of the date of this table, in each case held by two executive officers who are not named executive officers.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based on our review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission, our records and other information, we believe that, during the year ended December 31, 2025, all such persons timely filed all reports required under Section 16(a) of the Exchange Act, except for one Form 3 and one Form 4, which were filed by an investor approximately five days and ten days late, respectively, due to an administrative error.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements disclosed above under “Corporate Governance — Director Compensation” and “Executive Compensation”, we describe the transactions to which we or Pre-Merger Oruka were or are a party since January 1, 2024, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our or Pre-Merger Oruka’s total assets at year-end for the last two completed fiscal years and in which our or Pre-Merger Oruka directors, executive officers, holders of more than 5% of our common stock, or members of their immediate family had a direct or indirect material interest.

Pre-Merger Oruka Transactions

Private Placements of Securities

Pre-Merger Oruka Series A Preferred Stock and Convertible Note Financing

On March 6, 2024, Oruka entered into a Convertible Note Purchase Agreement with Fairmount Healthcare Fund II, L.P. (“Fairmount Fund II”), whereby Oruka issued and sold to Fairmount Fund II (i) an aggregate of 20,000,000 shares of Pre-Merger Oruka Series A Preferred Stock at a purchase price of $0.15 per share and (ii) a convertible note (the “Convertible Note”) with an initial principal amount of $25.0 million at an interest rate of 12% per annum, for aggregate gross proceeds of $28 million. Fairmount Fund II contributed the aggregate principal amount of $25.0 million and all accrued interest under the Convertible Note (unpaid accrued interest of $1.5 million divided by the conversion price of $66.62 ($5.55 prior to the impact of the Reverse Stock Split) per share) in exchange for Pre-Merger Oruka Common Stock and Pre-Merger Oruka pre-funded warrants in connection with the Pre-Merger Closing Financing (as defined below), immediately prior to the completion of the Merger. Fairmount Funds Management (“Fairmount”) is the investment manager of Fairmount Fund II. Peter Harwin, one of our directors, is a managing member of Fairmount and Fairmount owns more than 5% of our common stock.

Pre-Merger Oruka Pre-Merger Closing Financing

On April 3, 2024, in connection with the execution of the Merger Agreement, Pre-Merger Oruka entered into the Subscription Agreement to consummate the Pre-Merger Closing Financing. Pursuant to the Subscription Agreement, the Financing Investors purchased 39,873,706 shares of Pre-Merger Oruka common stock and 9,664,208 Pre-Merger Oruka pre-funded warrants for gross proceeds of approximately $275.0 million (which includes $25.0 million of proceeds previously received from the issuance of the Convertible Note and accrued interest on such note, which converted to 4,764,032 shares of Pre-Merger Oruka common stock), immediately prior to the Merger Closing and before the effect of the Reverse Stock Split. Three of the investors or their affiliates were beneficial holders of more than 5% of Pre-Merger Oruka’s capital stock, and the table below sets forth the number of shares of Pre-Merger Oruka common stock and Pre-Merger Oruka pre-funded warrants purchased by such holders at the closing of the Pre-Merger Closing Financing.

Participant	Shares of Pre-Merger Oruka Common Stock	Pre-funded Warrants of Pre-Merger Oruka	Total Purchase Price
Entities affiliated with Fairmount	5,139,797	9,271,241	$79,907,282	(1)
Entities affiliated with Venrock Healthcare Capital Partners	5,011,172	392,967	$29,996,067
Entities affiliated with FMR LLC	4,503,445	—	$24,999,974

____________

(1)      Includes $25.0 million of proceeds previously received by Pre-Merger Oruka from the issuance of the Convertible Note and accrued interest on such note, with the remainder of the purchase price paid in cash.

Company Transactions

September 2024 Private Placement

On September 11, 2024, the Company entered into a Securities Purchase Agreement (the “2024 SPA”) with certain selling stockholders to consummate a private placement (the “2024 Private Placement”). Pursuant to the 2024 SPA, the selling stockholders purchased (i) an aggregate of 5,600,000 shares of Common Stock, at a price per share of $23.00, (ii) an aggregate of 2,439 shares of Series A Preferred Stock, at a price per share of $23,000.00, and (iii) pre-funded warrants to purchase an aggregate of 680,000 shares of Common Stock at a purchase price of $22.999 per pre-funded warrant, which represents the per share purchase price of the 2024 Private Placement Common Shares less the $0.001 per share exercise price for each pre-funded warrant, for an aggregate purchase price of approximately $200.5 million. Three of the participants or their affiliates were beneficial holders of more than 5% of the Company’s capital stock, and the table below sets forth the number of shares of Common Stock, Series A Preferred Stock and pre-funded warrants purchased by such holders at the closing of the 2024 Private Placement.

Participant	Shares of Common Stock	Series A Preferred Stock	Pre- Funded Warrants	Total Purchase Price
Entities affiliated with FMR LLC	2,105,000	830	—	$67,505,000
Entities affiliated with Venrock Healthcare Capital Partners	150,000	200	300,000	$14,949,700
Entities affiliated with Fairmount	275,000	160	—	$10,005,000

September 2025 Private Placement

On September 17, 2025, the Company entered into a Securities Purchase Agreement (the “2025 SPA”) with certain selling stockholders to consummate a private placement (the “2025 Private Placement”). Pursuant to the 2025 SPA, the selling stockholders purchased (i) an aggregate of 10,933,405 shares of Common Stock, at a price per share of $15.00, and (ii) pre-funded warrants to purchase an aggregate of 1,066,666 shares of Common Stock at a purchase price of $14.999 per pre-funded warrant, which represents the per share purchase price of the 2025 Private Placement Common Shares less the $0.001 per share exercise price for each pre-funded warrant, for an aggregate purchase price of approximately $180 million. Three of the participants or their affiliates were beneficial holders of more than 5% of the Company’s capital stock, and the table below sets forth the number of shares of Common Stock, and pre-funded warrants purchased by such holders at the closing of the 2025 Private Placement.

Participant	Shares of Common Stock	Pre- Funded Warrants	Total Purchase Price
Entities affiliated with FMR LLC	1,640,010	—	$24,600,150
Entities affiliated with Venrock Healthcare Capital Partners	—	1,066,666	$15,998,923
Entities affiliated with Fairmount	333,340	—	$5,000,100

Our Relationship with Paragon and Paruka

We are party to a number of agreements with Paragon and Paruka. Paragon and Paruka do not beneficially own more than 5% of our capital stock through their joint holdings of our Common Stock. Fairmount beneficially owns more than 5% of our capital stock, one of Fairmount’s employees serves on our Board, and Fairmount beneficially owns more than 5% of Paragon. Fairmount appointed Paragon’s board of directors and has the contractual right to approve the appointment of any executive officers of Paragon, but is not the beneficial owner of Paragon’s securities. Paruka is an entity formed by Paragon as a vehicle to hold equity in our Company to share profits with certain employees of Paragon.

In March 2024, Pre-Merger Oruka entered into the Option Agreements with Paragon and Paruka. Under the terms of the Option Agreements, Paragon identifies, evaluates and develops antibodies directed against certain mutually agreed therapeutic targets of interest to us. The Option Agreements include two selected targets, IL-23 (ORKA-001) and IL-17A/F (ORKA-002). Under each of the Option Agreements, we had the exclusive option to, on a research program-by-research program basis, be granted an exclusive, worldwide license to all of

Paragon’s right, title and interest in and to the intellectual property resulting from the applicable research program to develop, manufacture, and commercialize the antibodies and potential products directed to the selected targets (each, an “Option”), with the exception of pursuing ORKA-001 for the treatment of inflammatory bowel disease. In September 2024, we exercised our Option to acquire the rights to ORKA-001 and executed the corresponding license agreement (the “IL-23 License Agreement”) on December 17, 2024. In December 2024 we exercised our Option to acquire the rights to ORKA-002 and executed the corresponding license agreement (the IL-17A/F License Agreement) on February 4, 2025. Under each license agreement we are required to make non-refundable milestone payments to Paragon of up to $12.0 million under each respective agreement upon the achievement of certain clinical development milestones, up to $10.0 million under each respective agreement upon the achievement of certain regulatory milestones, as well as a low single-digit percentage royalty for antibody products beginning on the first commercial sale in each program. From time to time, we can choose to add additional targets to the collaboration by mutual agreement with Paragon. During 2025, we paid two $1.5 million milestone payments and one $2.5 million milestone payment related to the development of the ORKA-001 and ORKA-002 programs as research and development expense in our consolidated statements of operations and comprehensive loss for the year ended December 31, 2025. As of December 31, 2025, this amount is included under related party accounts payable and other current liabilities on the consolidated balance sheet.

In December 2025 we entered into a Letter Agreement with Paragon with respect to our ORKA-003 program. In connection with the Letter Agreement, we paid Paragon $750,000 for an option to acquire a worldwide exclusive license for the ORKA-003 program and issued a warrant to purchase 375,000 shares of Common Stock. This warrant was granted in December 2025 with an exercise price of $30.18 per share, the fair market value of our Common Stock on the date of grant.

Indemnification Agreements and Insurance

We have entered into an indemnification agreement with each of our directors and executive officers and purchased directors’ and officers’ liability insurance. The indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted under Delaware law.

Review, Approval or Ratification of Transactions with Related Parties

Our Board has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our Common Stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that, subject to limited exceptions, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which (1) the aggregate amount involved since the beginning of the Company’s last completed fiscal year exceeds or is expected to exceed $120,000, (2) the Company or any of our subsidiaries is a participant, and (3) any related person has or will have a direct or indirect interest, will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the material facts and other factors it deems appropriate, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on December 18, 2026 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2027 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the close of business on the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 2, 2027 and no later than the close of business on March 4, 2027. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws (which includes the timing and information required under Rule 14a-19 of the Exchange Act). If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2025, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (650) 606-7910, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V93211-P48046 For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Class II Directors for terms expiring in 2029. 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Oruka Therapeutics, Inc. for its fiscal year ending December 31, 2026. 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. Nominees: NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends you vote FOR ALL the following listed nominees: The Board of Directors recommends you vote FOR the following proposals 2 and 3: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) Lawrence Klein 02) Chris Martin ORUKA THERAPEUTICS, INC. SCAN TO VIEW MATERIALS &VOTE ORUKA THERAPEUTICS, INC. 855 OAK GROVE AVE., SUITE 100 MENLO PARK, CA 94025 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ORKA2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V93212-P48046 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. ORUKA THERAPEUTICS, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2026 8:00 AM PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Lawrence Klein, Arjun Agarwal and Paul Quinlan, or any of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all the shares of common stock of Oruka Therapeutics, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Oruka Therapeutics, Inc. to be held at 8:00 a.m. Pacific Time on June 2, 2026, live via the Internet, at www.virtualshareholdermeeting.com/ORKA2026 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS CARD ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. CONTINUED AND TO BE SIGNED ON REVERSE SIDE